Exhibit 3.57

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “JADAR MUSIC CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 1984, AT 3 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “NEW JADAR MUSIC CORP.” TO “JADAR MUSIC CORP.”, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1984, AT 11:05 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE EIGHTH DAY OF MARCH, A.D. 1990, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

/s/ Harriet Smith Windsor
	[SEAL]	Harriet Smith Windsor, Secretary of State

2050933 8100H		AUTHENTICATION: 2876782

040036320		DATE: 01-16-04

1

FILED

DEC 18 1984 3 PM

/s/ [ILLEGIBLE]
Secretary of State

CERTIFICATE OF INCORPORATION

OF

NEW JADAR MUSIC CORP.

FIRST:  The name of the corporation is:  NEW JADAR MUSIC CORP.

SECOND:  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware.  The name of the registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock and the par value of each such share is $1.00.

FIFTH:  The name and mailing address of the incorporator is as follows:

Name:	Mailing Address:

Elizabeth D. Bauman	Shearman & Sterling 153 East 53rd Street New York, New York 10022

SIXTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

EIGHTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock of the corporation.

NINTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the corporation in the State of Delaware.  Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

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TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be to be summoned in such manner as the said court directs.  If a majority in number respresenting three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

3

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 18th day of December, 1984.

/s/ Elizabeth D. Bauman
Elizabeth D. Bauman
Incorporator

FILED

DEC 27 1984 11:05 AM

/s/ [ILLEGIBLE]
Secretary of State

CERTIFICATE OF MERGER

OF

JADAR MUSIC CORP.

INTO

NEW JADAR MUSIC CORP.

Pursuant to Section 252(c) of the Delaware General Corporation Law, Marjorie S. Elkin, President of Jadar Music Corp., and [ILLEGIBLE], Vice President of New Jadar Music Corp., do hereby certify as follows:

FIRST: The name and state of incorporation of the constituent corporations are as follows:

Jadar Music Corp.,

a New York corporation

and

New Jadar Music Corp.,

a Delaware corporation.

SECOND: A Plan of Merger and Agreement dated December        , 1984 (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

THIRD: New Jadar Music Corp. shall be the surviving corporation and its name shall be changed to Jadar Music Corp.

FOURTH: The first paragraph of the Certificate of Incorporation of New Jadar Music Corp. shall be amended to read in its entirety as follows:

“The name of the corporation is:

Jadar Music Corp.”

and, as so amended, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Merger Agreement is on file at the principal place of business of New Jadar Music Corp., c/o Zimet, Haines, Moss & Friedman, 460 Park Avenue, New York, New York 10022.

SIXTH: A copy of the Merger Agreement will be furnished by New Jadar Music Corp., on request and without cost, to any stockholder of either of the constituent corporations.

SEVENTH: This merger may be terminated by the board of directors of either of the constituent corporations or amended by the board of directors of each of the constituent corporations, in accordance with the provisions of Section 252(e) of the Delaware General Corporation Law, at any time prior to the filing hereof with the Secretary of State.

EIGHTH: The authorized capital stock of Jadar Music Corp. consists of 20,000 shares of common stock.

Dated:   December 20, 1984

/s/ Marjorie S. Elkin
Marjorie S. Elkin, President
ATTEST:	of Jadar Music Corp.

/s/ [ILLEGIBLE]
[ILLEGIBLE], Secretary
of Jadar Music Corp.

/s/ [ILLEGIBLE]
[ILLEGIBLE],
Vice President of New Jadar Music Corp.

ATTEST:

/s/ Patricia N. Epstein
Patricia N. Epstein
Secretary of New Jadar Music Corp.

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/08/1990
900675120 - 2050933

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.                                       The name of the corporation (hereinafter called the “corporation”) is

JADAR MUSIC CORP.

2.                                       The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3.                                       The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                       The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 1, 1990.

/s/ Warren Christie
Warren Christie, Vice - President

Attest:

/s/ Joan T. Pincus
Joan T. Pincus, Asst. Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960139601 - 2050933

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Jadar Music Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,  DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY